-PARKING LEASE - OPTION TO PURCHASE

         THIS PARKING LEASE - OPTION TO PURCHASE (the "Agreement") is entered into as of June 1, 1998, between the CITY OF CRIPPLE CREEK, a Colorado municipal corporation ("Lessor") and WMCK VENTURE CORP., a Delaware corporation (collectively, the "Lessee").

                                 R E C I T A L S

A. Lessor is the fee owner of property situated in Teller County, Colorado, more particularly described as follows:

         LOTS 11 THROUGH 20, BLOCK 28 FREMONT ADDITION TO
         CRIPPLE CREEK, COLORADO

(the "Property").

B. Lessee provides and operates short-term parking facilities for employees of casinos and other businesses located in Cripple Creek as well as for tourists visiting Cripple Creek (the "Parking Facilities").

C. Lessee wishes to lease the Property, and Lessor wishes to let the Property, for the purpose of operating the Parking Facilities in accordance with the terms and conditions of this Agreement.

D. Lessee is the assignee and current Lessee of an existing lease for the Property dated April 1, 1993, (the "Previous Lease"). The parties acknowledge and agree that the "Previous Lease" shall automatically terminate upon the beginning of the term of the Lease Agreement.

                                A G R E E M E N T

         1. Term. The term of this Agreement will begin on June 1, 1998, (the "Commencement Date") and shall end on May 31, 2003, (the "Term").


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         2. Rent.  Lessee agrees to pay Lessor the amount of Ninety Thousand and no/100 Dollars ($90,000.00) annually (the "Rent"). The Rent will be paid in equal quarterly installments of Twenty Two Thousand Five Hundred and No/100 Dollars ($22,500.00). The first such payment shall be due and payable on June 1, 1998, and shall be paid on the first day of each June, September, December and March during the Term. If Lessee does not perform the actions set forth in
Section 3, hereof, such that the monthly rent is increased to $10,000.00, then in such case the annual rent shall be One Hundred Twenty Thousand and No/1100 Dollars, ($120,000.00); payable in quarterly installments of Thirty Thousand and No/100 Dollars, ($30,000.00), each of which shall be due and payable on the first day of each June, September, December and March during the remainder of the term. If Lessee exercises its option to Purchase (as defined below), and the actions set forth in Section 3, hereof have been timely completed, one hundred percent (100%) of all amount paid under this Section 2 shall be applied to the Purchase Price, (as defined below) as a credit to Lessee. However, if the action set forth in Section 3 hereof have not been timely completed, only fifty percent (50%) of all amounts paid under this Section 2 shall be applied towards the Purchase Price (as defined below) as a credit to Lessee.

         3. Additional Rent. In the event Lessor does not acquire the real property legally described as Lots Block City of Cripple Creek, Teller County, Colorado and remove the currently existing unfinished structure located thereon, and fill in the existing excavation and basement for said structure on or before December 1, 1999, then the rent shall be Ten Thousand and no/100 Dollars ($10,000.00) per month retroactive to the Commencement Date. Consequently, if the aforementioned structure is not removed and the basement filled on or before November 1, 1999, a lump sum payment of Forty Five Thousand and no/100 Dollars ($45,000.00) shall be due on December 1, 1999 along with the quarterly rental payment of $30,000.00, as provided in Section 2, above, in order to keep this Lease Agreement in full force and effect.

         4. No Set Off. Lessee waives and disclaims any present or future right to withhold any rent payment or other payment due under this Agreement, or to set off in any action for rent, as a result of any obligation of Lessor, Lessee agrees that it will not claim or assert any right to so withhold or set off rent.

         5. Interest/Service Charge. Lessee shall pay Lessor a service charge of Five Percent (5%) of the amount due for all quarterly rent payments not paid by the tenth (10th) day of the quarter for which they are payable. The service charge is imposed upon Lessee in an effort to reimburse Lessor for the inconvenience of handling, receiving and collecting delinquent payments.

         6. Permitted Uses. The Property shall be used by Lessee only for purposes of operating a commercial parking lot, and for no other use or purpose without the Lessor's prior written consent, which shall be granted or withheld in Lessor's sole and subjective discretion. The Lessee shall comply with all laws, ordinances, codes and regulations regarding the Property and the permitted uses upon the Property.

         7. Operating Expenses. Lessee agrees to pay all expenses associated with the holding and operating the Property and the Parking Facilities, including electric or gas utilities, accounting, trash and snow removal, general maintenance, insurance, attendant's salary, property taxes, special assessments, water and sewer assessments and other charges imposed by law or against the Property as part of Lessee's obligation hereunder.


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


         8. Permits. Lessee will apply for, pay for and keep current all permits and licenses required for the lawful operation of the Parking Facilities.

         9.       Improvements.

                  (a) Development Requirements. In the event Lessee desires to further improve the Property, Lessee may do so only after receiving the prior written consent of the Lessor. Any and all improvements to the Property shall be constructed at Lessee's sole cost and expense. Any improvements made by Lessee shall comply with local laws, ordinances, city council resolutions and building codes. The Lessee shall comply with all development requirements set forth in the Ordinances of the City of Cripple Creek, (the "Development Requirements"). Notwithstanding anything contained herein to the contrary, no Development Requirement shall be more burdensome than those required of persons contemplating similar improvements and activities on similarly situated properties within the city limits of Cripple Creek, Colorado.

                  (b) Construction Standards. The construction of all improvement to the Property shall be done by Lessee in a workmanlike manner in accordance with industry standards using quality grade materials, and shall comply with all laws, Ordinances, Codes and Regulations governing the Property and the construction of the improvements. Lessee shall pay all contractors, materialmen and laborers for the improvements and shall not allow any mechanic's lien to arise which is not removed or bonded over within sixty (60) days of filing. All improvements to the Property shall remain upon the Property and shall become the Lessor's property upon the expiration or termination of this Lease, except for trade fixtures, including the Attendant Facility, which may be removed by Lessee provided Lessee is not in default of the Lease and provided any damage to the Property or the improvements are adequately repaired.

                  (c) Mechanics' Liens. The parties agree that Lessor's Property interests shall under no circumstances be subject to a mechanic's lien upon the Property occurring as a result of Lessee's construction activities thereon unless bonded within sixty (60) days of filing. Lessee shall pay all contractors when due, following commercially reasonable practices for the distribution of the construction payments, including, without limitation, verification of completion of work, progress payments, use of lien waiver checks to its general contractor and subcontractors, and require the general contractor to use lien waiver checks for its payments to its subcontractors and materialmen.

                  (d) Notice of Non-Liability. Lessor shall have the right to post upon the Property a notice that Lessor, as owner, is not responsible to contractors, materialmen, or laborers for any non-payment of materials or work performed upon the Property. Lessee shall cooperate with Lessor in posting the notice and keeping it posted in a conspicuous place upon the Property.


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         10. Insurance. Lessee shall procure and maintain throughout the Term an insurance policy, at its sole cost and expense, insuring Lessee against all claims, demands or actions arising out of or in connection with Lessee's use or occupancy of the Property or the condition of the Property (the "Policy"). The amount of insurance shall be a minimum amount of $3,000,000.00 and will be bound with an insurance carrier reasonably acceptable to the Lessor. Lessor shall be named as an additional insured and all Policies shall provide that the Lessor will receive notice of cancellation at least thirty (30) days prior to any cancellation and/or expiration of such Policies. Lessee shall provide proof of insurance on file with the Lessor at all times. - If these provisions are not met, the Lessor shall be entitled, but shall not be required, to obtain such insurance at the cost of Lessee, which shall be paid by Lessee within ten (10) days after the Lessor gives Lessee notice. Any premium remaining unreimbursed to Lessor after said ten day period shall bear interest at eighteen percent (18%) per annum. Failure to maintain insurance shall be an Event of Default (as hereinafter defined).

         11. Access. Lessor shall permit no less than two (2) full vehicular entrances into the Property pursuant to the Development Requirements.

         12. Security Deposit. Lessee shall deposit with Lessor and shall maintain at all times the sum of Five Thousand and No/100 Dollars, ($5,000.00), as security for the faithful performance by Lessee of every term and condition of this Lease. Lessee shall not be entitled to apply the security in payment of rent. If there should be a default by Lessee in respect to any term or condition of this Lease, Lessor may use all or any part of the security deposit to perform the same for the account of the Lessee, or for any damages or deficiency. Lessor may commingle the security deposit in its General Fund. Any interest accruing thereon shall be for the sole benefit of Lessor. If Lessee shall fully and faithfully comply with all of the provisions of this Lease, then the security deposit or any balance thereof remaining shall be re-paid to Lessee within sixty
(60) days from the termination of this Lease. In the event of any sale, transfer or assignment of Lessor's interest under this Lease, Lessor shall transfer the security to the vendee, transferee, or assignee, as the case may be, and Lessor thereupon shall be released from all liability for repayment of the security, and Lessee in each instance shall look solely to such vendee, transferee or assignee for repayment of the security deposit.

         13. Lessee's Obligations. The Lessee, at its own expense, shall properly maintain and keep the Property and all improvements in good order, condition and repair. The Lessee in maintaining, repairing or improving the property shall not allow any mechanic's liens to arise which are not bonded over within sixty (60) days of filing. The Lessee shall not permit waste, damage, or injury to the Property or the improvements.

         14. Repairs by Lessor. Lessor shall have no obligation for repairs, maintenance or improvement to the Property, except damages caused by Lessor's negligence or intentional wrongful acts. Should Lessee fail to perform its responsibilities under Section 13, above, the Lessor, may, at its option take such actions as the Lessor may deem necessary to remedy the non-compliance, without being liable to Lessee for loss or damage to the business or Property of Lessee. In such event, Lessee shall reimburse Lessor, within ten (10) days of written demand, for all costs incurred, plus interest at the rate of eighteen percent (18%) per annum for any amount not paid to Lessor under this Section 14 following said ten (10) day period.

         15. Lessee Indemnity. Lessee shall indemnify, defend, and hold the Lessor harmless from and against any and all claims, actions, liability, costs, expenses and damages of every kind and nature, including reasonable attorney's fees, arising from (i) the Lessee's use and occupancy of the Property, (ii) any breach or default by the Lessee under the provisions of this Lease, or (iii) from any act, omission, or negligence on or about the Property by the Lessee, its agents, contractors, employees, licensees, customers or business invitees. In case of any action or proceeding brought against the Lessor by reason of such claim, the Lessee at Lessor's option, shall defend such action or proceeding by counsel reasonably satisfactory to Lessor.

         16. Lessor's Indemnity. The Lessor shall indemnify, defend, and hold the Lessee harmless from and against any and all claims, actions, liability, costs, expenses and damages of every kind and nature, including reasonable attorney's fees arising from (i) any breach or default by Lessor under the provisions of the Lease, (ii) from any act, omission, or negligence on or about the Property by the Lessor, its agents, contractors, or employees. In case of any action or proceeding brought against the Lessee by reason of such claim, the Lessor, at Lessee's option, shall defend such action or proceeding by counsel reasonably satisfactory to Lessee.

         17. Lessee Assignment. Lessee shall not assign nor in any manner transfer this Agreement, or any interest therein, nor sublet the Property or any part or parts thereof, nor permit occupancy by anyone, except in connection with the Lessee's use and occupancy of the Property as a Parking Facility, (i.e., allowing automobiles to be parked on the Property for a fee), without Lessor's prior written consent which Lessor shall not unreasonably withhold, taking into consideration of the proposed transferees credit-worthiness. Consent by Lessor to one or more assignments of this Lease or to one or more sublettings of the Property shall not operate as a waiver of Lessor's rights under this provision. No assignment shall release Lessee of any of its obligations under this Agreement nor be construed or taken as a waiver of any of Lessor's rights hereunder. For the purposes hereof, if Lessee is a corporation, partnership, or other entity, any collective change and control of either Lessee in excess of twenty percent (20%) shall be deemed to be assignment which shall require Lessor's consent as set forth above. The acceptance of rent from someone other than Lessee shall not be deemed to be a waiver of any of the provisions of this Agreement, nor as a consent to any assignment or subletting of the Property.

         18. Trustee or Receivership. Neither this Agreement, nor any interest therein shall pass to any trustee or receiver in bankruptcy, or any assignee for the benefit of creditors or by operation of law.

         19. Lessor Assignment. The Lessor shall be entitled to assign its rights under this Lease.

         20. Access. Lessor and Lessor's authorized representatives shall have the right, upon reasonable notice, to enter upon the Property during all business hours for the purpose of inspecting the same or of making repairs, additions or alterations which the Lessee has failed to perform or which Lessor deems advisable. Lessor shall not be liable to Lessee in any manner for any expense, loss or damage by reason of such entry, nor shall the exercise of such right be deemed an eviction or disturbance of Lessee's use or possession.

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

         21.      Hazardous Materials

         (a) Defined. The term hazardous material means any substance (1) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or
(2) which is or becomes defined as a hazardous waste, hazardous substance, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto Including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and/or the Resource Conservation and Recovery Act; or (3) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; or (4) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons.

         (b) Prohibiting Hazardous Materials. Except in strict compliance with all environmental laws, rules and regulations for materials commonly used in the Lessee's day to day business operations, the Lessee shall not cause, permit or allow any hazardous materials to be brought upon, treated, generated, disposed of or used upon the Property by Lessee. Lessee will promptly take all actions required by federal, state or local government to remediate the Property in the event of the presence or release of any hazardous materials as a result of the actions or omissions of Lessee. Lessee shall immediately notify Lessor of the presence or release of any hazardous materials requiring such remedial action.

         (c) Environmental Indemnity. Lessee agrees to indemnify, defend, reimburse and hold harmless the Lessor for all claims, damages, losses, liabilities, and expenses, including reasonable attorney's fees, incurred as a result of the violation of the paragraphs set forth above or the violation of any federal, state or local environmental law, ordinance or regulation by Lessee.

         22. Events of Default. The following events shall be deemed to be events of default by Lessee under this Agreement ("Event of Default"):

         (a) Lessee shall have failed to pay any installment of rent or any other charge provided herein, or any portion thereof, within ten (10) days after the same shall be due and payable;

         (b) Lessee shall have failed-to comply with any other provisions of this agreement and shall not cure such failure within thirty (30) days after Lessor, by written notice, has informed Lessee of such non-compliance. In the case of a default which cannot with due diligence be cured within a period of thirty (30) days, Lessee shall have such additional time to cure same as may be reasonably necessary, provided Lessee proceeds promptly and with due diligence to cure such default after receipt of said notice;

                                       6
         (c) Lessee files a petition for relief pursuant to the bankruptcy or insolvency laws of the United States or of any state.

         (d)      Lessee shall abandon the Property.

         23. Notice of Default. In the event of a default pursuant to Section 22
(c) and 22 (d) above, Lessor may, by serving three (3) days written notice upon Lessee, elect either to (a) cancel and terminate this Lease, or (b) terminate Lessee's right to possession only without terminating this Lease. If Lessor gives Lessee notice of Lessee's default and/or delivers to Lessee a Notice of Demand for Payment or Possession pursuant to the applicable statute (either of which shall hereinafter be referred to as a "Notice of Default"), the Notice of Default will not constitute an election to terminate the Lease unless Lessor expressly state in the Notice of Default that it is exercising its right to terminate the Lease.

         24. Termination of Right to Possession Only. If Lessor delivers to Lessee a Notice of Default, which notice does not state that Lessor has elected to terminate the Lease, Lessor may at Lessor's option, after expiration of the stated time, enter the Leased Premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Lessee in whole or in part from Lessee's obligation to pay the rent hereunder for the full stated term. Upon and after entry into possession without termination of the Lease, Lessor shall make reasonable efforts to mitigate its damages by releasing the Leased Premises, or any part thereof, for the account of Lessee, for such rent, time and terms as Lessor, in Lessor's reasonable discretion, shall determine. Lessor shall not be required to accept any lessee offered by Lessee or to observe any instruction given by Lessee about such reletting. If the consideration collected by Lessor upon any such reletting for Lessee's account, after deducting all expenses incident thereto, including brokerage fees and legal expenses, is not sufficient to pay monthly the full amount of the rent provided in this Lease, Lessee shall pay Lessor the amount of each such quarterly deficiency upon demand. At any time after Lessor has elected to terminate Lessee right to possession, Lessor shall have the right to cancel and terminate this Lease by serving written notice on Lessee of such further election. Lessor shall have the right to pursue any remedy at law or in equity that may be available to Lessor.

         25. Termination of Lease. Termination of the Lease by Lessor shall not excuse Lessee of its obligation for future rents due under the Lease for the remaining term, which obligation of Lessee shall survive any termination of the Lease. If Lessor delivers to Lessee a Notice of Default which states that Lessor has elected to terminate the Lease, or if Lessor otherwise terminates this Lease, Lessor shall be entitled to recover from Lessee damages for breach of contract, including with limitation, damages equal to the present value, at a discount rate of ten percent (10%) per annum, of the difference between the rent reserved in the Lease and the reasonable net rental value of the property that could be reasonably expected for the duration of the term, plus any other consequential damages.

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

         26. Lessee's Property. If Lessee shall fail to remove any of Lessee's personal property within three (3) days of receipt of a Notice of Default or upon the termination of this Lease for any cause whatsoever, or upon Lessee's abandonment of the Leased Premises, Lessor, at its option, may remove the same in any reasonable manner that it shall choose and store the same without liability to Lessee in any public or private warehouse. In such case, Lessee agrees to pay Lessor on demand any and all expenses incurred in such removal, including court costs and attorney's fees and storage charges for any length of time the personal property shall be in storage. Such personal property must be returned to Lessee upon payment of such costs. In the alternative, at Lessor's option, it may sell such unclaimed personal property at public or private sale following Uniform Commercial Code sale procedures.

         27. Termination of Purchase Option. Upon any Event of Default which remains uncured for a period of thirty (30) days, Lessor may, in its sole and subjective discretion, terminate the Option to Purchase, by written notice to Lessee. Upon such termination, the Option to Purchase shall become null, void and of no further force or effect.

         28. Lessor's Right to Cure. In the event of any default hereunder by Lessee, Lessor may immediately or at any time thereafter, without notice to Lessor, cure such default for the account and at the expense of the Lessee. If Lessor at any time by reason of such default is compelled to pay or elects to pay any sum of money or do any act which will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorney's fees, the sum or sums so paid by Lessor, with interest thereon at the rate of eighteen percent (18%) per annum from the date of payment thereof shall be deemed to be due from Lessee to Lessor on demand.

         29. Surrender of Possession. Upon the expiration or termination of this Agreement, whether by lapse of time or otherwise, Lessee shall surrender the Property in good condition and repair, reasonable wear and tear excepted.

         30. Holdover Lessee. In the event Lessee remains in possession of the Property after the expiation of the tenancy created hereunder with the consent of Lessor and without execution of a new lease, it shall be deemed to be occupying the Property as a lessee from month to month, at two times the previous rent, subject to all the other conditions, provisions and obligations of the Lease insofar as the same are applicable to a month-to-month tenancy.

         31. Estoppel Statement. Within seven (7) days after request therefor by Lessor, Lessee shall provide an estoppel statement for any proposed mortgagee or purchaser, or to Lessor, certifying (if such be the case) that this Agreement is in full force and effect and there are no defenses or offsets thereto (or stating those claimed by Lessee) and certifying to such other matters as such party shall reasonably require. If Lessee refuses to execute and deliver a statement and/or certificate as required hereunder within seven (7) days of written request, Lessor shall have the right, as attorney-in-fact for Lessee, to make such a statement, Lessee hereby constituting and irrevocably appointing Lessor as attorney-in-fact for such purpose. Lessor's mortgage lender and/or purchasers shall be entitled to rely upon any statement so executed.

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

         32. (a) Option To Purchase. Until the end of the Term , Lessee shall have the option to purchase the Property under the terms and conditions as set forth below(the "Option to Purchase"). Lessee may exercise the option to Purchase by giving written notice of its intent to so exercise no less than one hundred and twenty (120) days prior to the expiration of the Term. The option to Purchase can only be exercised if the Lessee is not in default under the terms of this Agreement at the time the Option to Purchase is exercised, and/or that the Option to Purchase has not previously been terminated.

         (b) Right of Purchase. If the Option to Purchase is timely exercised, on the Closing Date, as hereinafter defined, Lessee shall purchase from Lessor, and Lessor shall sell and convey to Lessee, the Property in accordance with the terms and conditions contained in this Section. Lessor's rights under this Agreement shall be transferred to Lessee or Lessee's designee upon closing of the sale of the Property under the option to Purchase.

         (c) Purchase Price. If the Option to Purchase is exercised, the Purchase Price shall be $3,250,000.00.

         (d) Payment of Purchase Price. Subject to the full and timely performance by Lessor hereunder, the Purchase Price for the Property shall be payable to Lessor by Lessee, on the Closing Date as follows: All payments shall be made by certified funds or wire transfer. The provisions of Section 2, above shall govern what percentage of all payments made with respect to the Rent during the Term shall be applied against the Purchase Price as credits to Lessee.

         (e) Engineering Documents. Within ten (10) days of Lessee's exercise of its Option to Purchase, Lessor shall provide Lessee with all engineering studies, surveys, maps and other documents in Lessor's possession or control which concern the Property.

         (f) Closing Date. The transaction shall be closed at the offices of Pikes Peak Title Insurance Company on or before the expiration of ninety (90) days after the exercise of the Option to Purchase by Lessee as set forth herein.

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

         (g) Title Insurance. Lessor shall deliver title to Property free and clear of all liens and encumbrances. Lessor shall obtain and deliver to Lessee at Lessor's expense, on or before thirty (30) days from the date of Lessee's exercise of its Option to Purchase, a certificate of taxes due on the Property and a current title insurance commitment (together with legible copies of all instruments referred to therein) committing to issue a standard A.S.T.A. owner's title insurance policy in form 1970-B, as amended, issued by Pikes Peak Title Insurance Company, ("Title Company") to Lessee in the face amount of the Purchase Price, insuring good and marketable title in fee simple to the Property in Lessee subject only to: a) current non-delinquent general real property taxes, and b) such easements, rights-of -way, restrictions and other title matters as shall not adversely affect the value of or Lessee's intended use of the Property. The foregoing items a) and b) are hereinafter referred to as the "Permitted Exceptions". All items listed on the title commitment shall be deemed to be Permitted Exceptions unless Lessee notifies Lessor within ten (10) days of receipt of the commitment that any particular items shall not be deemed to be Permitted Exceptions. In the event Lessee notifies Lessor that certain exceptions will not constitute Permitted Exceptions, Lessor shall have sixty
(60) days thereafter in which to remove such exception or to notify Lessee that it is unable to remove such exceptions, in which case Lessee may elect to terminate this option to Purchase within five (5) days of receipt of notice, by written notice to Lessor, or to accept such exceptions (which Lessor shall be deemed to do if Lessee does not timely elect to terminate this Contract). Said title insurance commitment (the "Commitment") shall affirmatively provide for the deletion, at Lessee's sole expense, of all standard printed exceptions of Schedule B-2 thereof on or before five (5) days prior to the Closing Date, Lessor shall obtain and deliver to Lessee, at Lessor's sole expense, an endorsement to the Commitment with a current effective date, showing no new title exceptions therein. After the Closing Date, Lessor shall obtain and deliver to Lessee, at Lessor's sole expense, a title policy for the Property in the amount of the Purchase Price showing fee simple title thereto an being vested in Lessee subject only to the Permitted Exceptions. If Lessee does not exercise the option hereunder, it shall pay the cancellation fee for such Commitment. Lessor shall not impose or permit to be imposed any deed or other restrictions against the Property during the term of this Agreement.

         (h) Further Instruments. Each party hereto shall from time to time execute and deliver such further instruments as the other party or its counsel may reasonably request to effectuate the intent of this Contract.

33. Quiet Enjoyment. Lessor covenants and agrees with Lessee that so long as Lessee pays the Rent, and observes and performs all the terms, covenants and conditions of this Agreement on Lessee's part to-be observed and performed, Lessee may peaceably and quietly enjoy the Property subject, nevertheless, to the terms and conditions of this Agreement and Lessee's possession will not be disturbed by anyone claiming by, through or under Lessor.

34.      Miscellaneous Provisions.

         (a) Writing Required. No waiver, change, amendment, modification, cancellation, or discharge of any provision of this Agreement, or any part hereof, will be valid unless in writing and signed by the parties hereto.

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

         (b) Notices. All notices, demands, and requests given or required to be given hereunder shall be in writing and shall be deemed to have been properly given when delivered in person or by overnight or similar courier service, or sent by tested telex, telegram, or telecopier or five (5) days after having been deposited in any post office, branch post office, or-mail depository regularly maintained by the U.S. Postal Service and sent by U.S. registered or certified mail, postage prepaid, addressed as follows:

TO LESSOR:

         Mr. Kip Petersen
         City Administrator
         The City of Cripple Creek
         P.O. Box 430
         Cripple Creek, CO 80813

WITH A COPY TO:

         Charles T. Houghton, Esq.
         Felt, Houghton & Monson, LLC
         319 North Weber
         Colorado Springs, CO 80903

TO LESSEE:

         Mr. Larry Hannappel
         General Manager
         WMCK Venture Corp.
         P.O. Box 373
         Cripple Creek, CO 80813

WITH A COPY TO:

         Mr. Erwin Haitzmann
         Chief Executive Officer
         Century Casinos, Inc.
         P.O. Box 373
         Cripple Creek, CO 80813

or addressed to each respective party at such other address as such party may hereafter furnish to the other parties in writing. Notice given by counsel to a party shall be deemed to be notice from such party.


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


         (c) Applicable Law. This Agreement shall be governed by the laws of the State of Colorado.

         (d) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (e) Time is of the Essence. Time is of the essence in all matters concerning this Agreement.

         (f) Attorneys Fees. In the event of any dispute between the parties concerning this Agreement, or in the event of any action to enforce this agreement or to collect damages on account of any breach of the obligations provided for herein, the prevailing party shall be entitled to recover from the other party, all costs and expenses, including reasonable attorneys' fees, incurred in such litigation as well as all additional costs of collecting any judgment rendered in such action. The term "prevailing party" shall mean the party who receives substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

         (g) No Other Relationship. Nothing contained herein shall be deemed or construed by anyone as creating the relationship of principal and agent, partnership, or joint venture between the parties hereto.

         (h) Cumulative Remedies. The various rights and remedies contained herein shall not be considered as exclusive of any other right or remedy, but shall be cumulative and in addition to every other remedy now or hereafter existing at law, in equity, or by statute.

         (i) Nonwaiver. No delay or omission of the right to exercise any power by either party shall impair any such right or power, or shall be construed as a waiver of any default or as acquiescence therein. One or more waivers of any covenant, term or condition of this Lease by either party shall not constitute a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent or approval of any subsequent similar act.

         (j) Entire Agreement/Merger. This Agreement represents the entire and only agreement between the parties with respect to the subject matter covered herein, and no oral statement or representation not contained herein shall be of any force or effect between the parties. All negotiations, considerations, representations and understandings between the parties are incorporated and merged herein. This Parking Lease-Option to Purchase may be modified or altered only by the parties' written agreement.

         (k) Binding Effect. The covenants, agreements and obligations herein contained shall extend to, bind and inure to the benefit of the parties hereto, as well as their respective personal representatives, heirs, successors and assigns.

         (1) Recording. Lessee shall have the right to record a memorandum of this Agreement, and Lessor agrees to execute such memorandum upon Lessee's request.

         (m) Acceptance of Rent. No payment by Lessee or receipt by Lessor of a lesser amount than the amount then due under this agreement shall be deemed to be other than on account of the earliest portion due. Lessor may accept such payment without prejudice to Lessor's right to recover the balance due or to pursue any other remedy provided in this agreement.

         (n) Severability. Unenforceability of any provision contained in this Lease shall not affect or impair the validity of any other provision of this agreement.

         (o) Lessee Status. Lessee represents that it is a corporation in good standing in Delaware, as indicated in the introductory paragraph of this Agreement, is duly qualified to do business in Colorado and that it is authorized to execute and perform this Agreement.

         (p) Lessor Status. Lessor represents and warrants that it is duly authorized to execute and perform this agreement.

         IN WITNESS WHEREOF, the parties acknowledge and agree to the terms and conditions above stated by signing below on this date.


LESSOR:                                              LESSEE:

CITY OF CRIPPLE CREEK, a Colorado           WMCK VENTURE CORP.
municipal corporation

By: _/S/ William D. Page______________      By: _/S/ Larry Hannappel____________

Its: _Owner___________________________      Its: _General Manager ______________

                                            By: _/S/ Erwin Haitzmann ___________

                                            Its: CEO____________________________


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